Exhibit 10.1

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made and entered into as of October 19, 2005 by and between FEI Company, an Oregon corporation (the “Company”), and [Name of Option Holder] (“Optionee”). The Company and Optionee are parties to Stock Option Agreements dated as of [Insert dates of original agreements] (each being an “Original Agreement” and collectively “Original Agreements”). Capitalized terms in this Agreement which are not defined herein shall have the meanings ascribed to them in the Original Agreement.

NOW, THEREFORE, in consideration of the usual promises hereinafter set forth, the parties hereto agree as follows:

AGREEMENT

1.             Any and all rights and obligations of Optionee under the each Original Agreement shall be subject to the conditions, restrictions and covenants contained herein.

2.             The Board of Directors, in its discretion, may accelerate the vesting of any of the shares subject to any Option (the “Accelerated Shares”), in which event the Accelerated Shares shall be restricted upon exercise, with the restriction to lapse with respect to the Accelerated Shares on each vesting date following the date of acceleration. Provided, however, that such restrictions shall lapse upon (i) termination of employment due to death to the extent that the Original Agreement provided for accelerated vesting in such event, or (ii) any event under any separate agreement between the Optionee and the Company that would have caused any unvested portion of the Option to become immediately exercisable prior to the acceleration described in this Agreement. For purposes of this section, the restriction on the Accelerated Shares prohibits Optionee from selling, assigning, pledging, or in any manner transferring such restricted Accelerated Shares, or any right or interest in such restricted Accelerated Shares, whether voluntarily or by operation of law, or by gift, bequest or otherwise. Any sale or transfer, or purported sale or transfer, of restricted Accelerated Shares, in violation of this provision shall be null and void.

3.             Defined terms used in this Agreement shall have the same meaning as in the Original Agreement, unless defined herein.

4.             The rights, restrictions, conditions and covenants contained herein shall survive Optionee’s termination of employment (except due to death as provided in Section 1 above). Except as set forth herein, the terms of the Original Agreement are unchanged and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and effective as of the date first written above.

COMPANY:	FEI COMPANY

Name: Vahé A. Sarkissian
Title: Chairman

OPTIONEE: